Exhibit 99.1

Smith & Wesson Brands, Inc. Reports

First Quarter Fiscal 2027 Financial Results

-
Q1 Net Sales of $112.6 Million
-
Q1 Gross Margin of 28.7%
-
Q1 EPS of $0.06/Share

MARYVILLE, Tenn., September 3, 2026 – Smith & Wesson Brands, Inc. (NASDAQ Global Select: SWBI), a U.S.-based leader in firearm manufacturing and design, today announced financial results for the first quarter of fiscal 2027, ended July 31, 2026.

Financial Highlights

•
Net sales were $112.6 million, an increase of $27.5 million, or 32.3%, from the comparable quarter last year.
•
Gross margin was 28.7% compared with 25.9% in the comparable quarter last year. During the first quarter of fiscal 2027, we received $2.9 million in tariff refunds. These refunds favorably impacted gross margin by approximately 260 basis points and represented a non-recurring benefit.
•
GAAP net income was $2.6 million, or $0.06 per diluted share, compared with a net loss of $3.4 million, or $0.08 per diluted share, for the comparable quarter last year.
•
Non-GAAP net income was $2.6 million, or $0.06 per diluted share, compared with a net loss of $3.4 million, or $0.08 per diluted share, for the comparable quarter last year. GAAP to non-GAAP adjustments for income exclude costs related to the relocation. For a detailed reconciliation, see the schedules that follow in this release.
•
Non-GAAP Adjusted EBITDAS was $13.8 million, or 12.2% of net sales, compared with $7.4 million, or 8.7% of net sales, for the comparable quarter last year.

Mark Smith, President and Chief Executive Officer, commented, "We are off to an excellent start to fiscal 2027. Continued solid demand for our products in both the consumer and professional channels in the first quarter were a direct result of our purposeful focus on innovation, the strength of our industry partnerships, operational execution, and the power of the iconic Smith & Wesson brand. We delivered significant year-over-year increases in all key financial metrics, including 32% growth in net sales and an increase in earnings per share to $0.06 from a loss of $0.08 last year. This continues to be a story about brand strength paired with a purposeful long-term strategy. With this momentum, we expect our second quarter to significantly outperform last year on both the top and bottom lines."

Deana McPherson, Executive Vice President and Chief Financial Officer, commented, "We continue to expect a normal seasonal environment and strong demand for our products, resulting in anticipated sales for the second quarter of roughly 10% above last year. For the full year, we continue to expect that our fiscal 2027 revenue will grow approximately 5-7% over fiscal 2026. Consistent with our capital allocation strategy, our board of directors has authorized a $0.13 per share quarterly dividend, which will be paid to stockholders of record on September 17, 2026, with payment to be made on October 1, 2026."

Conference Call and Webcast

The company will host a conference call and webcast on September 3, 2026 to discuss its first quarter fiscal 2027 financial and operational results. Speakers on the conference call will include Mark Smith, President and Chief Executive Officer, and Deana McPherson, Executive Vice President and Chief Financial Officer. The conference call may include forward-looking statements. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Interested parties in North America are invited to participate by dialing 1-877-704-4453. Interested parties from outside North America are invited to participate by dialing 1-201-389-0920. Participants should dial in at least 10 minutes prior to the start of the call. A live and archived webcast of the event will be available on the company's website at www.smith-wesson.com under the Investor Relations section.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, certain non-GAAP financial measures, including “non-GAAP gross profit,” “non-GAAP gross margin,” “non-GAAP operating expenses,” “non-GAAP operating income,” “non-GAAP net income,” “non-GAAP net income per share – diluted,” “Adjusted EBITDAS,” “Adjusted EBITDAS Margin,” and “free cash flow” are presented. We use these non-GAAP financial measures to facilitate a comparison of our operating performance on a consistent basis from period to period that, when viewed in combination with our results prepared in accordance with GAAP, provides a more complete understanding of factors and trends affecting our business than does GAAP measures alone. We believe these financial measures assist our board of directors, management, investors, and other users of the financial statements in comparing our results on a consistent basis from period to period because it removes certain non-cash items and other items that we do not consider to be indicative of our core and/or ongoing operations. We believe it is useful for us and the reader to review, as applicable, both (1) GAAP measures that include (i) interest expense, net, (ii) income tax expense/(benefit), (iii) depreciation and amortization, (iv) stock-based compensation expense, (v) relocation expense, and (vi) the tax effect of non-GAAP adjustments; and (2) the non-GAAP measures that exclude such information. We present these non-GAAP measures because we consider them an important supplemental measure of our performance. Our definition of these adjusted financial measures may differ from similarly named measures used by others. We believe these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for our GAAP measures. The principal limitations of these measures are that they do not reflect our actual expenses and may thus have the effect of inflating our financial measures on a GAAP basis.

Change in Non-GAAP Financial Measure

Prior to fiscal 2026, our calculation of Adjusted EBITDAS included an adjustment for interest expense. Beginning with the fourth quarter of fiscal 2026 presentation for all periods presented herein, we also included an adjustment for interest income such that Adjusted EBITDAS is fully adjusted for the effect of Interest expense, net as presented on the Consolidated Statements of Income. We believe that adjusting for both interest expense and interest income assists users of the financial statements in understanding the results of our core operations and comparing those results on a consistent basis from period to period.

For the three months ended July 31, 2026, this change resulted in a decrease of $547,000 in the amount of Adjusted EBITDAS compared to the amounts that would have been reported using the previous methodology. For the three months ended July 31 2025, the change also resulted in a decrease of $632,000 in the amount of Adjusted EBITDAS compared to the amounts that were previously reported.

About Smith & Wesson Brands, Inc.

Smith & Wesson Brands, Inc. (NASDAQ Global Select: SWBI) is a U.S.-based leader in firearm manufacturing and design, delivering a broad portfolio of quality handgun, long gun, and suppressor products to the global consumer and professional markets under the iconic Smith & Wesson® and Gemtech® brands. Additionally, the company provides manufacturing services such as forging and machining to third parties and offers world-class firearm training programs to Law Enforcement/Military departments and civilians at the Smith & Wesson Academy™ in Maryville, TN. For more information call (844) 363-5386 or visit www.smith-wesson.com.

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, among others, that this continues to be a story about brand strength paired with a purposeful long-term strategy; we expect our second quarter to significantly outperform last year on both the top and bottom lines; we continue to expect a normal seasonal environment and strong demand for our products, resulting in sales for the second quarter roughly 10% above last year; and for the full year, we continue to expect that our fiscal 2027 revenue will grow approximately 5-7% over fiscal 2026. We caution that these statements are qualified by important risks, uncertainties, and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, economic, social, political, legislative, and regulatory factors; the impact of tariffs; the potential for increased regulation of firearms and firearm-related products; actions of social activists that could have an adverse effect on our business; the impact of lawsuits; the demand for our products; the state of the U.S. economy in general and the firearm industry in particular; general economic conditions and consumer spending patterns; our competitive environment; the supply, availability, and costs of raw materials and components; our anticipated growth and growth opportunities; our strategies; our ability to maintain and enhance brand recognition and reputation; our ability to effectively manage and execute the relocation; our ability to introduce new products and the success of new products; the potential for cancellation of orders from our backlog; and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2026.

Contact:

investorrelations@smith-wesson.com

(413) 747-3448

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	As of:
	July 31, 2026	April 30, 2026
	(In thousands, except par value and share data)
ASSETS
Current assets:
Cash and cash equivalents	$18,699	$28,190
Marketable securities	6,536	5,162
Accounts receivable, net of allowances for credit losses of $5 on July 31, 2026 and April 30, 2026	29,711	40,014
Inventories	180,661	156,250
Prepaid expenses and other current assets	8,558	7,170
Income tax receivable	3,328	4,617
Total current assets	247,493	241,403
Property, plant, and equipment, net of accumulated depreciation and amortization of $403,821 on July 31, 2026 and $397,668 on April 30, 2026	242,813	238,643
Intangibles, net	1,879	1,956
Goodwill	19,024	19,024
Deferred income taxes	4,347	4,347
Other assets	7,748	7,393
Total assets	$523,304	$512,766
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,393	$34,570
Accrued expenses and deferred revenue	17,095	19,146
Accrued payroll and incentives	6,577	15,196
Accrued profit sharing	5,899	5,155
Accrued warranty	1,467	1,300
Total current liabilities	68,431	75,367
Notes and loans payable (Note 3)	39,185	19,121
Finance lease payable, net of current portion	31,676	32,163
Other non-current liabilities	10,310	9,556
Total liabilities	149,602	136,207
Commitments and contingencies (Note 8)
Stockholders’ equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 44,839,680 shares issued and outstanding on July 31, 2026 and 44,605,993 shares issued and outstanding on April 30, 2026	45	45
Additional paid-in capital	3,194	2,776
Retained earnings	370,463	373,738
Total stockholders’ equity	373,702	376,559
Total liabilities and stockholders’ equity	$523,304	$512,766

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended July 31,
	2026	2025
	(In thousands, except per share data)
Net sales	$112,587	$85,077
Cost of sales	80,317	63,003
Gross profit	32,270	22,074
Operating expenses:
Research and development	2,557	3,007
Selling, marketing, and distribution	10,158	8,752
General and administrative	15,338	13,316
Gain on sale/disposition of assets, net	—	(43)
Total operating expenses	28,053	25,032
Operating income/(loss)	4,217	(2,958)
Other expense, net:
Other income, net	98	62
Interest expense, net	(298)	(1,205)
Total other expense, net	(200)	(1,143)
Income/(loss) before income taxes	4,017	(4,101)
Income tax expense/(benefit)	1,429	(690)
Net income/(loss)	$2,588	$(3,411)
Net income/(loss) per share:
Basic - net income/(loss)	$0.06	$(0.08)
Diluted - net income/(loss)	$0.06	$(0.08)
Weighted average number of common shares outstanding:
Basic	44,778	44,262
Diluted	45,476	44,262

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended July 31,
	2026	2025
	(In thousands)
Cash flows from operating activities:
Net income/(loss)	$2,588	$(3,411)
Adjustments to reconcile net income/(loss) to net cash used in operating activities:
Depreciation and amortization	7,701	8,436
Gain on sale/disposition of assets	—	(43)
Stock-based compensation expense	1,813	1,892
Non-cash sublease income	(461)	(442)
Other, net	(77)	(51)
Changes in operating assets and liabilities:
Accounts receivable	10,303	14,559
Inventories	(24,411)	(13,257)
Prepaid expenses and other current assets	(1,388)	(2,781)
Income taxes	1,289	(817)
Accounts payable	3,033	(6,429)
Accrued payroll and incentives	(8,619)	(1,371)
Accrued profit sharing	744	—
Accrued expenses and deferred revenue	(1,988)	(4,092)
Accrued warranty	167	(127)
Other assets	(294)	23
Other non-current liabilities	754	(199)
Net cash used in operating activities	(8,846)	(8,110)
Cash flows from investing activities:
Purchases of marketable securities	(1,456)	(3,168)
Proceeds from sale of marketable securities	159	—
Payments to acquire patents and software	(11)	(54)
Proceeds from sale of property and equipment	—	49
Payments to acquire property and equipment	(11,929)	(4,291)
Net cash used in investing activities	(13,237)	(7,464)
Cash flows from financing activities:
Proceeds from loans and notes payable	20,000	20,000
Payments on loans and notes payable	—	(5,000)
Payments on finance lease obligation	(52)	(46)
Dividend distribution	(5,961)	(5,855)
Payment of employee withholding tax related to restricted stock units	(1,395)	(792)
Net cash provided by financing activities	12,592	8,307
Net decrease in cash and cash equivalents	(9,491)	(7,267)
Cash and cash equivalents, beginning of period	28,190	25,231
Cash and cash equivalents, end of period	$18,699	$17,964
Supplemental disclosure of cash flow information
Cash paid for:
Interest, net of amounts capitalized	$330	$1,288

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(Dollars in thousands, except per share data)

(Unaudited)

	For the Three Months Ended
	July 31, 2026		July 31, 2025
	$	% of Sales	$	% of Sales
GAAP gross profit	$32,270	28.7%	$22,074	25.9%
Relocation expenses	—		85
Non-GAAP gross profit	$32,270	28.7%	$22,159	26.0%

GAAP operating expenses	$28,053	24.9%	$25,032	29.4%
Relocation expenses	—		53
Non-GAAP operating expenses	$28,053	24.9%	$25,085	29.5%

GAAP operating income	$4,217	3.7%	$(2,958)	-3.5%
Relocation expenses	—		32
Non-GAAP operating income	$4,217	3.7%	$(2,926)	-3.4%

GAAP net income	$2,588	2.3%	$(3,411)	-4.0%
Relocation expenses	—		32
Tax effect of non-GAAP adjustments	—		(11)
Non-GAAP net income	$2,588	2.3%	$(3,390)	-4.0%

GAAP net income per share - diluted	$0.06		$(0.08)
Relocation expenses	—		—
Tax effect of non-GAAP adjustments	—		—
Non-GAAP net income per share - diluted	$0.06		$(0.08)

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME/(LOSS) TO NON-GAAP ADJUSTED EBITDAS

(in thousands)

(Unaudited)

	For the Three Months Ended
	July 31, 2026	July 31, 2025

GAAP net income/(loss)	$2,588	$(3,411)
Interest expense, net	298	1,205
Income tax expense/(benefit)	1,429	(690)
Depreciation and amortization	7,637	8,385
Stock-based compensation expense	1,813	1,892
Relocation expense	—	32
Non-GAAP Adjusted EBITDAS	$13,765	$7,413

Non-GAAP Adjusted EBITDAS Margin	12.2%	8.7%

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

RECONCILIATION OF NET CASH USED IN OPERATING ACTIVITIES TO FREE CASH FLOW

(in thousands)

(Unaudited)

	For the Three Months Ended
	July 31, 2026	July 31, 2025
Net cash used in operating activities	$(8,846)	$(8,110)
Payments to acquire property and equipment	(11,929)	(4,291)
Free cash flow	$(20,775)	$(12,401)